UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

Orchid BioSciences, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2005, the Registrant entered into an Employment Agreement with Raymond J. Land, pursuant to which Mr. Land will, effective June 6, 2005, serve as the Registrant’s Senior Vice President and Chief Financial Officer.

Pursuant to the Employment Agreement, Mr. Land will receive an initial annual base salary of $275,000, and will have a bonus target each year of 40% of his base salary, prorated for 2005, based on performance measures.

In addition, pursuant to the Employment Agreement, the Registrant will grant Mr. Land options to purchase up to 140,000 shares of the Registrant’s common stock at an exercise price equal to the fair market value on the grant dates, of which 40,000 shares will be immediately vested on the date of grant, and 100,000 shares will vest monthly in forty-eight equal tranches over four years from the date of grant. In addition, all of the options shall become fully vested upon a change of control. The grant of the 100,000 shares which will vest monthly is subject to approval by the Registrant’s stockholders of the Orchid BioSciences, Inc. 2005 Amended and Restated Stock Plan.

Mr. Land’s employment will be on at will basis, but upon the occurrence of certain events, including, termination without cause, a constructive dismissal and a change of control, he will be entitled to severance payments equal to 12 months salary plus a prorated portion of his annual bonus.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2005, the Registrant entered into an Employment Agreement with Raymond J. Land to serve as Senior Vice President and Chief Financial Officer, effective June 6, 2005.

Mr. Land, age 60, has been Senior Vice President and Chief Financial Officer of Genencor International Inc., a protein engineering product provider, since 1997. Mr. Land, a certified public accountant, has more than 30 years of experience in financial and general management positions. From 1991 until 1996, he was Senior Vice President and Chief Financial Officer of The West Pharmaceutical Services Company. Mr. Land currently serves as a Board member of Mountain View Pharmaceuticals, Inc., a privately-held health care technology provider.

The terms of the Employment Agreement are described in Item 1.01 above.

Upon the effectiveness of Mr. Land’s employment with the Registrant, Ms. Jenniffer Collins will no longer serve as the Registrant’s Principal Accounting Officer and Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: April 26, 2005	By:	/s/ Paul J. Kelly
	Name:	Paul J. Kelly
	Title:	President and CEO